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                                                               EXHIBIT (11)(A)


                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the use in this Post-Effective Amendment No. 65 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Marathon Asian Small Companies Fund of our report dated September 5, 1996, relating to EV Marathon Asian Small Companies Fund, and of our report dated September 5, 1996, relating to Asian Small Companies Portfolio, which reports are included in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.


                                    /s/ DELOITTE & TOUCHE LLP
                                        --------------------------------------
                                        DELOITTE & TOUCHE LLP
December 17, 1996
Boston, Massachusetts